August 7, 2000

Mr. Dennis Timpe,
President and Chief Executive Officer
Geo Petroleum, Inc.
18281 Lemon Drive
Yorba Linda, Ca. 92886
                                    Re:     Year 2000 Representation

Dear Mr. Timpe:

         When accepted by you, this letter will establish the terms on which the undersigned will represent Geo Petroleum, Inc. (the "Company") in respect to certain matters during the period June 1, 2000 to and including June 1, 2001. As you are aware, the undersigned represented the Company prior to its filing of a voluntary petition for reorganization under the Bankruptcy Code, but has not represented the Company subsequent to such date.

         The matters in respect of which the undersigned will represent the Company are limited to assisting the Company in preparing its public reports under the Securities Exchange Act of 1934 and providing legal advice with respect to and preparation of documentation for a private placement of its securities to be offered through InterFirst Capital Corporation. The engagement excludes litigation and tax related aspects of the foregoing matters.

         Because of the limited financial resources of the Company, the undersigned has agreed to accept one hundred thousand shares of the common stock of the Company in exchange for the services to be provided. The Company will file a registration statement on form S-8 or such other form as may be available to it for such purpose, covering the foregoing shares as soon as is practicable. In addition to the foregoing, the Company shall reimburse or advance to the undersigned, as may be requested, all out of pocket exprenses which may be incurred by the undersigned in connection with the rendition of services to the Company. Such expenses shall include long distance telephone, facsimile and reproduction services and travel expenses, the latter only when incurred at the request of the Company.

         Valuation of the common stock to be issued hereunder, shall be market as of June 1, 2000, the date on which services were agreed to be provided hereunder, on which date the price of the common stock was twenty cents. A certificate representing the shares of the common stock to be issued shall be sent to the undersigned by September 1, 2000; such certificate may bear restrictive legends appropriate to securities issued under


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Mr. Dennis Timpe
August 7, 2000
Page 2 of 1


Regulation D under the Securities Act of 1933, which legends shall be removed upon the effective date of the Registration Statement to be filed covering such shares of common stock or at such time as such shares may be freely transfered without the requirement of filing a Form 144. In addition, appropriate stop transfer instructions may be issued to the transfer agent of the Company, such instructions to be removed at the time specified in the preceding sentence.

         You are advised to have this agreement reviewed by independent counsel of your choosing.

         If the foregoing accurately reflects our agreement, please so indicate by signing and returning one copy of this letter prior to August 20, 2000.

                                    Sincerely,


                                  Rodney C. Hill, A Prof. Corp.

                                  By   /s/ Rodney C. Hill
                                      -------------------------------------
                                           Rodney C. Hill, President

THE FOREGOING IS CONFIRMED On this 7th day of August 2000, by GEO PETROLEUM,
INC.

By   /s/ Dennis Timpe
    ----------------------------------
         Dennis Timpe, President